HORNE INTERNATIONAL, INC.

SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT

THIS SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made on the 18th day of January, 2008, by and among Horne International, Inc, a Delaware corporation (the “Company”) and the purchasers listed on Schedule I hereto (each of which is herein referred to as a “Purchaser” and, collectively, as the “Purchasers”).

W I T N E S S E T H:

WHEREAS the Company wishes to issue and sell and the Purchasers wish to purchase (i) subordinated convertible promissory notes in the aggregate principal amount of $2,000,000 (each a “Note”, and collectively, the “Notes”) which are convertible in accordance with their terms into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 2,500,000 shares of Common Stock (the “Shares”), and (iii) detachable warrants to purchase 500,000 shares of Common Stock (each a “Warrant”, and collectively, the “Warrants”), all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of the Notes, Warrants and Shares.

1.1 Sale and Issuance of the Note, Warrant and Shares. On or prior to the Closing, the Company shall have authorized the issuance and sale to the Purchasers of (i) the Notes, substantially in the form attached hereto as Exhibit A, (ii) the Warrants, substantially in the form attached hereto as Exhibit B, and (iii) the Shares.

(a) Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing, and the Company agrees to sell and issue to each such Purchaser at the Closing, a Note, dated as of the Closing Date (as defined below), in an original principal amount equal to the dollar amount set forth opposite such Purchaser’s name under the heading “Principal Amount and Purchase Price of Note” on Schedule I hereto (the “Note Purchase Price”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing, and the Company agrees to sell and to issue to each such Purchaser at the Closing: (i) shares of Common Stock equal to the number set forth opposite such Purchaser’s name under the heading “Number of Shares” on Schedule I hereto, in exchange for the amount set forth opposite such Purchaser’s name under the heading “Stock Purchase Price” on Schedule I hereto and (ii) detachable Warrants for the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of Warrant Shares” on Schedule I hereto, both in exchange for the payment of the amount set forth opposite such Purchaser’s name under the heading “Principal Amount and Purchase Price of Note” on Schedule I hereto (the “Stock Purchase Price”).

(c) The Company shall reimburse Evan Auld-Susott, on behalf of all Purchasers, for his reasonable out of pocket costs and expenses related to the transaction contemplated herein, subject to the limitations contained in Section 11.6, by wire transfer of immediately available funds on the Closing Date. An invoice for all such costs and expenses shall be furnished by Evan Auld-Susott to the Company prior to the Closing Date.

1.2 Use of Proceeds. The Company agrees to use the net proceeds of the Note Purchase Price and the Stock Purchase Price (a) in connection with the acquisition of the stock of Amata, and (b) for other general corporate purposes.

1.3 Closing. The purchase and sale of the Notes, the Warrants and the Shares shall take place 10:00 a.m. local time at the offices of Holland & Knight LLP, 1600 Tysons Blvd., Suite 700, McLean, Virginia, 22102, promptly upon the satisfaction or waiver of the closing conditions set forth in Section 5, or on such other date and at such other time as the Company and Purchasers mutually agree (which time and place are designated as the “Closing”). The date of the Closing is referred to herein as the “Closing Date”. At the Closing, the Company shall deliver to each Purchaser (i) its respective Note, in the principal amount equal to the amount set forth opposite such Purchaser’s name under the heading “Principal Amount and Purchase Price of Note” on Schedule I hereto, against such Purchaser’s payment of the Note Purchase Price therefor and (ii) certificates for the number of Shares set forth opposite such Purchaser’s name under the heading “Number of Shares” on Schedule I hereto and its respective detachable Warrants, for the number of shares of Common Stock set forth opposite such Purchaser’s name under the heading “Number of Warrant Shares” on Schedule I hereto, against payment of the Stock Purchase Price therefor. The Note Purchase Price and the Stock Purchase Price shall be paid by wire transfer of immediately available funds to such account as the Company designates. The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Notes, the Warrants and the Shares (together, the “Securities”).

1.4 Definitions. Capitalized terms used in this Agreement and not defined in the text hereof shall have the meanings given to such terms in Section 11 hereof.

2. Subordination. The right of repayment of principal of and interest on the Notes shall be subordinated to the payment of Senior Indebtedness. Each Purchaser agrees, upon the written request of the Company, to enter into one or more subordination agreements with the holder of any Senior Indebtedness in a form reasonably acceptable to the holder of such Senior Indebtedness. Such subordination agreements shall provide, among other things, that (a) the Purchasers shall not be entitled to receive any payments with respect to the Notes other than scheduled payments of principal and interest, and only if such payments will not cause a default under the Senior Indebtedness, (b) the Purchasers shall not be entitled to receive any payments with respect to the Notes at any time there is a default under the Senior Indebtedness for a predetermined standstill period, and (c) no Purchaser may commence any action against the Company seeking payment under a Note without the written consent of the holder of the Senior Indebtedness during a predetermined standstill period. Company shall make reasonable best efforts to negotiate with the Senior Lender an applicable standstill period following a Senior Indebtedness event of default of no longer than 180 days

3. Representations and Warranties of the Company. Except as disclosed in (a) the Company SEC Documents or (b) the disclosure letter (the “Company Disclosure Schedule”) delivered by the Company to Purchasers prior to the execution of this Agreement (which Company Disclosure Schedule sets forth items of disclosure with specific reference to the particular section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates; provided, however, that (i) any information set forth in one section of the Company Disclosure Schedule will be deemed to apply to each other section or subsection of this Agreement, so long as such disclosure is in sufficient detail to enable a reasonable reader to identify its applicability to the relevant provision in this Agreement; (ii) any information disclosed in the Company SEC Documents will be deemed to apply as a disclosure under this Agreement; and notwithstanding anything in this Agreement to the contrary, the inclusion of an item in such schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had a Company Material Adverse Effect), the Company represents and warrants to each Purchaser:

3.1 Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing (with respect to each jurisdiction which recognizes such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to conduct its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered to or made available to Purchasers prior to the execution of this Agreement true and complete copies of any amendments to the Company Governing Documents not filed as of the date hereof with the SEC. The Company is in compliance in all material respects with the terms of the Company Governing Documents.

3.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock and (ii) 20,000,000 shares of preferred stock (the “Preferred Stock”). As of the date hereof (A) 41,774,082 shares of Common Stock were issued and outstanding, (B) no shares of Preferred Stock were issued and outstanding, (C) no shares of Common Stock were issued and held in the treasury of the Company or otherwise owned by the Company, and (D) 1,312,514 shares of Common Stock were issuable upon the exercise of all outstanding Company Options and Company Warrants. Since September 30, 2007 and prior to the date hereof, the Company has not issued any shares of Common Stock or shares of Preferred Stock (other than in connection with the exercise of Company Options). The Company has sufficient authorized but unissued Common Stock to permit the issuance of the Shares and Conversion Shares as of the date hereof. The Company Disclosure Documents disclose, as of the date hereof, of: (i) all Company Stock Plans, indicating for each Company Stock Plan, the number of shares of Common Stock issued under such Company Stock Plan, the number of shares of Common Stock subject to outstanding Company Options (collectively, the “Company Stock Rights”) and Restricted Stock under such Company Stock Plan; and (ii) all outstanding Company Stock Rights and Restricted Stock, indicating with respect to each (1) the name of the holder thereof, (2) the Company Stock Plan under which it was granted, (3) the number of Shares subject to such Company Stock Right or Restricted Stock and the portion of which that is vested as of the date hereof, (4) the exercise price and the date of grant thereof, (5) the date upon which such Company Stock Right or Restricted Stock would normally be expected to expire absent termination of employment or other acceleration and (6) in connection with Company Options, whether or not such Company Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. The Company does not have any stock purchase plans with respect to its capital stock. The Shares and Conversion Shares have been validly reserved for issuance by the Company’s board of directors. All of the outstanding shares of the Company’s capital stock are, and all Shares, Conversion Shares and other shares of Common Stock which may be issued pursuant to the exercise of outstanding Company Stock Rights and Company Warrants will be, when issued in accordance with the terms hereof and thereof, duly authorized, validly issued, fully paid and non-assessable.

(b) Except as set forth above, (i) there are no shares of capital stock of the Company authorized, designated, issued or outstanding, (ii) there are no (x) options, warrants, restricted stock, restricted stock units, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind including any stockholder rights plan, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment (collectively, “Equity Interests”) or (y) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of, or other Equity Interests in, the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company, (iii) there are no rights, agreements or arrangements of any character which provide for any stock appreciation or similar right or grant any right to share in the equity, income, revenue or cash flow of the Company and (iv) there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.

(c) The Company Disclosure Documents disclose all outstanding Company Warrants as of the date hereof, their date of grant, their expiration date and the exercise price therefor.

(d) The Company Disclosure Documents disclose all stockholder agreements, voting trusts and other agreements or understandings to which the Company is a party or which are otherwise known to the Company and relating to voting or disposition of any shares of the Company’s capital stock or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company’s Board of Directors. The Company has not granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights in connection with its securities.

(e) Assuming the accuracy of the representations and warranties of each Purchaser in Section 4 and filings being made pursuant to Regulation D of the Securities Act and applicable state securities laws, the issuance of the Shares, Notes, Warrants and Conversion Shares will be exempt from registration under the Securities Act and all applicable state securities or “blue sky” laws.

3.3 Authorization; Validity of Agreement; Company Action. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and the other Transaction Documents (the “Transactions”). The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the consummation by it of the Transactions, have been duly and validly authorized by the Company’s Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Purchasers, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Assuming performance by Purchasers of their obligations hereunder, upon execution of the Notes and Warrants by the Company, such documents shall be valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.4 Board Approvals. The Company’s Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement, the other Transaction Documents and the Transactions are advisable, fair to, and in the best interests of the Company and the stockholders of the Company, (ii) duly and validly approved and taken all corporate action required to be taken by the Company’s Board of Directors to authorize the consummation of the Transactions, (iii) approved this Agreement, the other Transaction Documents and the Transactions; and (iv) recommended that the stockholders of the Company approve the Transactions. No further corporate action is required by the Company’s Board of Directors, pursuant to the DGCL or otherwise, in order for the Company to approve this Agreement or the Transactions.

3.5 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or the other Transaction Documents by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement or the other Transaction Documents will (i) conflict with or result in any material breach of any provision of the Company Governing Documents, (ii) require any filing by the Company, or the permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign, federal, state, local or supranational entity (a “Governmental Entity”) (except for (A) compliance with any applicable requirements of the Exchange Act, (B) any filings as may be required under the DGCL, or (C) certain filings with the SEC that are required by applicable law), (iii) automatically result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, lien, indenture, lease, license, contract or agreement, or other instrument or obligation to which the Company is a party or by which it or any of its respective properties or assets is bound (the “Company Agreements”) or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its respective properties or assets; except in the case of clauses (ii), (iii) or (iv) where (x) any failure to obtain such permits, authorizations, consents or approvals, (y) any failure to make such filings or (z) any such modifications, violations, rights, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the Transactions.

3.6 Company SEC Documents and Financial Statements.

(a) The Company has filed or furnished (as applicable) with the SEC all forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) since and including January 1, 2007, under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) (such documents and any other documents filed by the Company with the SEC, as have been amended since the time of their filing, collectively, the “Company SEC Documents”). Except as set forth in the Company Disclosure Documents, as of their respective filing dates the Company SEC Documents (i) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. Except as set forth in the Company Disclosure Documents, all of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (collectively, the “Financial Statements”), (A) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of the Company in all material respects, (B) have been or will be, as the case may be, prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, 8-K or any successor or like form under the Exchange Act) and (C) fairly present in all material respects the financial position of the Company as of the times and for the periods referred to therein.

(b) Without limiting the generality of Section 3.6(a), (i) Grant Thornton LLP has not resigned or been dismissed as independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act and (iii) no enforcement action has been initiated or, to the knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

3.7 Absence of Certain Changes.

(a) Except as contemplated by this Agreement or the other Transaction Documents or as disclosed in the Company Disclosure Documents, since September 30, 2007 (the “Balance Sheet Date”), the Company has conducted its business in the ordinary course of business consistent with past practice.

(b) From the Balance Sheet Date through the date of this Agreement, except as disclosed in any Company Disclosure Document, no facts, changes, events, developments or circumstances have occurred, arisen, come into existence or become known, which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.8 No Undisclosed Liabilities. Except (a) as reflected in the Company Disclosure Documents, (b) as reflected or otherwise reserved against on the Financial Statements, (c) for liabilities and obligations incurred since September 30, 2007 in the ordinary course of business, (d) for liabilities and obligations incurred under this Agreement or the Transaction Documents or in connection with the Transactions, (e) for liabilities and obligations incurred under any Company Agreement other than liabilities or obligations due to breaches thereunder and (f) for liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect, the Company has not incurred any liabilities or obligations of any material nature (whether or not accrued, contingent or otherwise) required by GAAP to be recognized or disclosed on a balance sheet of the Company or in the notes thereto.

3.9 Litigation. As of the date hereof, there is no claim, action, suit, arbitration, investigation, alternative dispute resolution action or any other judicial or administrative proceeding, in law or equity (collectively, a “Legal Proceeding”), pending against (or, to the Company’s knowledge, threatened against or naming as a party thereto) the Company, or to the Company’s knowledge, any executive officer or director of the Company (in their capacity as such). The Company is not subject to any outstanding order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Entity which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

3.10 Employee Benefit Plans; ERISA.

(a) The Company Disclosure Documents disclose all material employee benefit plans, programs, agreements or arrangements, including pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by the Company, or to which the Company contributes or is obligated to contribute thereunder, or with respect to which the Company has or may have any liability (contingent or otherwise), in each case, for or to any current or former employees, directors or officers of the Company located primarily in the United States and/or their dependents (collectively, the “Benefit Plans”). The Company has no foreign benefit plans, “schemes” or other employee benefit programs or arrangements.

(b) All Benefit Plans that are intended to be subject to Code Section 401(a) and any trust agreement that is intended to be tax exempt under Code Section 501(a) have been determined by the Internal Revenue Service to be qualified as to form under Code Section 401(a) and exempt from taxation under Code Section 501(a) through a determination letter, or if applicable, an advisory or opinion letter, and to the knowledge of the Company, nothing has occurred that would adversely affect that qualification of any such plan unless the failure to be so qualified would not be reasonably expected to have a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company: (i) each Benefit Plan and any related trust subject to ERISA complies in all material respects with and has been administered in substantial compliance with, (A) the applicable provisions of ERISA, (B) the applicable provisions of the Code, (C) all other applicable laws, and (D) its terms and, if applicable, the requirements imposed under any collective bargaining or collective labor agreement provision with regard to the Benefit Plan; (ii) the Company has not received any written notice from any Governmental Entity questioning or challenging such compliance that remains unresolved; (iii) there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans other than claims for benefits which are payable in the ordinary course; (iv) there has not been any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan to which these sections apply; (v) no litigation has been commenced with respect to any Benefit Plan and, to the knowledge of the Company, no such litigation is threatened (other than routine claims for benefits in the normal course); (vi) there are no governmental audits or investigations pending or, to the knowledge of the Company, threatened in connection with any Benefit Plan; and (vii) to the knowledge of the Company, there are not any facts that could give rise to any liability in the event of any governmental audit or investigation. There is no Lien upon any property of the Company outstanding pursuant to Section 412(n) of the Code in favor of a Benefit Plan or any retirement plan maintained by an ERISA Affiliate of the Company. No asset of the Company has been provided as security for a Benefit Plan or any retirement plan of an ERISA Affiliate of the Company pursuant to Section 401(a)(29) of the Code except where the existence of such Lien or grant of security would not reasonably be expected to have a Company Material Adverse Effect.

3.11 Taxes.

(a) The Company has timely filed with the appropriate Governmental Entity all material Tax Returns required to be filed by it. All such Tax Returns are complete and accurate in all material respects. All material Taxes due and owing by the Company on or before the date hereof (whether or not shown on any Tax Returns) have been paid, or both are being contested in good faith and have been reserved for in accordance with GAAP on the Financial Statements. The Company currently is not the beneficiary of any extension of time within which to file any material Tax Return. To the Company’s knowledge, within the past three years, no material claim has ever been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) The unpaid Taxes of the Company did not, as of the dates of the Financial Statements, materially exceed the reserve for Tax liability set forth on the face of the balance sheets contained in such Financial Statements. Since the date of the most recent Financial Statements, the Company has not incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past practice.

(c) No deficiencies for material Taxes with respect to the Company have been claimed or proposed in writing or assessed by any Tax authority. There are no pending or, to the Company’s knowledge, threatened audits, assessments or other actions for or relating to any material liability in respect of Taxes of the Company, and there are no matters under discussion with any Tax authority, or known to the Company, with respect to Taxes that are likely to result in an additional material liability for Taxes with respect to the Company. The Company has delivered or made available to Purchasers complete and accurate copies of federal income Tax Returns and other material Tax Returns of each of the Company and its predecessors for tax periods ended on or after December 31, 2005, and complete and accurate copies of all material examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its predecessors since January 1, 2005, with respect to Taxes of any type. Neither the Company nor any predecessor has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

(d) There are no Liens for Taxes upon the assets of the Company (other than with respect to Liens for Taxes (i) not yet due and payable or (ii) being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the Financial Statements).

(e) The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(f) The Company does not have any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502–6 (or any similar provision of state, local, or foreign law), as a transferee, by contract, or otherwise. The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return.

(g) The Company (i) has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code for any period after the Closing Date by reason of a change in accounting method or otherwise; and (ii) is not a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(h) The Company has not entered into any transaction identified as a “reportable transaction” for purposes of Section 6111 of the Code or Treasury Regulation § 1.6011-4(b)(1), or analogous provisions of any state or local Tax law.

3.12 Contracts. Each Company Material Agreement is valid and binding on the Company and, to the Company’s knowledge, each other party thereto, as applicable, and in full force and effect (except that (x) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), and the Company has performed in all material respects all obligations required to be performed by it under each Company Material Agreement and, to the Company’s knowledge, each other party to each Company Material Agreement has performed in all material respects all obligations required to be performed by it under such Company Material Agreement, except in all cases as would not be reasonably expected to, result in, individually or in the aggregate, a Company Material Adverse Effect. The Company does not know of, and has not received notice of, any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Agreement except for violations or defaults that would not be reasonably expected to, result in, individually or in the aggregate, a Company Material Adverse Effect.

3.13 Title to Properties; Encumbrances. The Company has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets except where the failure to have such good, valid and marketable title has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; in each case subject to no Liens, except for (a) Liens reflected in a balance sheet as of the Balance Sheet Date, (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, which do not materially impair the value of such properties or the use of such properties by the Company in the operation of its respective business, (c) Liens for current Taxes, assessments or governmental charges or levies on property not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements, (d) Liens in connection with the Senior Indebtedness and (e) Liens which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (the foregoing Liens in clauses (a)-(d), “Permitted Liens”). The Company is in compliance with the terms of all material leases of tangible properties to which they are a party, except for non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such material leases are in full force and effect, and the Company enjoys peaceful and undisturbed possession under all such material leases.

3.14 Intellectual Property.

(a) The Company exclusively owns all right, title and interest in the Owned Company IP, free and clear of all Liens, which for the purposes of this Section do not include licenses under Intellectual Property Rights or Permitted Liens. Without limiting the foregoing, each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any Owned Company IP has executed a valid agreement containing an assignment of all Intellectual Property Rights in such employee’s or contractor’s contribution to the Owned Company IP or has otherwise transferred all of such Person’s applicable rights by operation of law.

(b) The Company has taken reasonable steps to protect and preserve the confidentiality of the material Trade Secrets of the Company, and to the knowledge of the Company, there are no unauthorized uses, disclosures or infringements of any such Trade Secrets by any Person that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All use and disclosure by the Company of Trade Secrets owned by another Person has been pursuant to the terms of a written agreement with such Person permitting such use or was otherwise lawful, except to the extent that any such use or disclosure that was not done in accordance with such a written agreement does not and will not, individually or in the aggregate, give rise to a Company Material Adverse Effect. The Company has executed confidentiality agreements with all employees and contractors to whom the Company has granted access to material Trade Secrets, which agreements prohibit such employees and contractors from disclosing such Trade Secrets to third parties or using such Trade Secrets for any purpose other than for the benefit of the Company.

(c) To the knowledge of the Company, neither the Company nor any of its current products or services or other operations of the Company’s business has infringed upon or otherwise violated, or is infringing upon or otherwise violating, in any respect the Intellectual Property Rights of any third party. To the knowledge of the Company as of the date hereof, no Person or any of such Person’s products or services or other operation of such Person’s business is infringing upon or otherwise violating any Owned Company IP in any material respect. The Company has delivered to or made available to Purchasers prior to the execution of this Agreement true and complete copies of all written opinions of counsel in its possession regarding third party IP.

(d) As of the date of this Agreement, (i) no action, claim or proceeding alleging infringement, misappropriation, or other violation of any material Intellectual Property Right of another Person is pending or, to the knowledge of the Company, has been threatened against the Company, (ii) the Company has not received any written notice relating to the existence of or any actual, alleged, or suspected infringement, misappropriation, or violation of any material Intellectual Property Right of another Person by Company and (iii) the Company is not subject to any order or judgment of any Governmental Entity that restricts or impairs the use of any Company IP.

3.15 Labor Matters.

(a) There is no collective bargaining or other labor union or foreign work council contract applicable to Persons employed by the Company to which the Company is a party (each a “Company Collective Bargaining Agreement”). No Company Collective Bargaining Agreement is being negotiated by the Company. As of the date of this Agreement, there is no strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened that may interfere with the respective business activities of the Company. As of the date of this Agreement, to the knowledge of the Company, the Company has not committed any material unfair labor practice in connection with the operation of the respective businesses of the Company, except for such practice that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) To the Company’s knowledge, the Company has complied in all material respects with applicable laws, rules and regulations with respect to employment, employment practices, and terms, conditions and classification of employment (including applicable laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety), except for such noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.16 Compliance with Laws; Permits.

(a) As of the date hereof, except as provided in the Company Disclosure Documents, the Company has complied and is in compliance with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all federal, state, local and foreign governments and agencies thereof, which affect the business, properties or assets of the Company, except for instances of possible noncompliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and no notice, charge or assertion has been received by the Company or, to the Company’s knowledge, threatened against the Company alleging any violation of any of the foregoing, except for instances of possible noncompliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All licenses, authorizations, consents, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business substantially in the manner described in the Company SEC Documents filed prior to the date hereof and substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Neither the Company, nor to the knowledge of the Company, any of its directors, officers, agents, employees or representatives (in each case acting in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, that was illegal under any applicable law, (iii) made any unlawful payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, (v) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended or (vi) violated Section 8 of the Export Administration Act of 1977, as amended, except, in the case of clauses (i) through (vi) above, for such payments, violations, conduct or other practices that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.17 Opinion of Financial Advisor. The Company’s Board of Directors has received the opinion of Reznick Group, P.C. (the “Company Financial Advisor”), to the effect that, as of the date of such opinion, the Transactions are fair, from a financial point of view, to the Company’s stockholders.

3.18 Insurance. The Company maintains insurance coverage with insurers as has been provided to the Purchasers. All such policies are in full force and effect, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy. The Company is not in material breach or default and has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or material modification of any such insurance policies. The consummation of the Transactions will not, in and of itself, cause the revocation, cancellation or termination of any such insurance policy.

3.19 Environmental Laws and Regulations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, Hazardous Materials have not been generated, used, treated or stored on, transported to or from or Released or disposed of on, at, under or from any Company Property except as in material compliance with Environmental Laws, (ii) the Company has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, (iii) there are no past, pending or, to the Company’s knowledge, threatened Environmental Claims against the Company or any Company Property and (iv) to the knowledge of the Company, there are no facts or circumstances, conditions or occurrences regarding the current or former business, assets or operations of the Company or any Company Property that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Company Property.

3.20 Brokers; Expenses.

(a) No broker, investment banker, financial advisor or other Person, other than the Company Financial Advisor, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company.

(b) True and correct copies of all agreements between the Company and the Company Financial Advisor concerning this Agreement and the Transactions, including any fee arrangements, have been previously made available to Purchasers, except to the extent such agreements have been redacted with respect to pricing incentives thresholds.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants that:

4.1 Organization and Authorization. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party, and the performance of all of such obligations of such Purchaser under each of such Transaction Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Purchaser or any Person by law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of such Purchaser that is a party thereto. Each of the Transaction Documents to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. If such Purchaser is not a natural person, it (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power of authority to conduct its business and enter into the Transaction Documents, and (b) is in compliance in all material respects with its governing documents.

4.2 Purchase Entirely for Own Account. The Securities and the Conversion Shares (collectively, the “New Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Purchaser’s principal office is located in the State of California for purposes of state securities laws. Such Purchaser is aware that the Company is issuing the New Securities pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder without complying with the registration provisions of the Securities Act or other applicable federal or state securities laws. Such Purchaser is also aware that the Company is relying upon, among other things, the representation and warranties of the Purchasers contained in this Agreement for purposes of complying with Regulation D.

4.3 Disclosure of Information. Such Purchaser has received and carefully reviewed all the information it considers necessary or appropriate for deciding whether to purchase the New Securities. Such Purchaser further represents that the Company has made available to such Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Securities and the business, properties and financial condition of the Company, all of which questions (if any) have been answered to the reasonable satisfaction of such Purchaser, and (b) obtain additional information, all of which was furnished by the Company to the reasonable satisfaction of such Purchaser. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.4 Investment Experience. Such Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in investing in companies similar to the Company and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the New Securities. Such Purchaser has made the determination to enter into this Agreement and the other agreements contemplated hereby and to acquire the New Securities based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects.

4.5 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.6 Restricted Securities; Legends. Such Purchaser recognizes that the New Securities will not be registered under the Securities Act or other applicable federal or state securities laws. Such Purchaser understands that the New Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Purchaser agrees not to sell or transfer the New Securities unless such New Securities are registered under the Securities Act and under any other applicable securities laws. The certificates evidencing the Securities may bear the following legend:

THIS SECURITY AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS SECURITY AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO THE “SENIOR INDEBTEDNESS” AS DEFINED IN A SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT DATED THE DATE HEREOF. THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 2 OF SUCH NOTE PURCHASE AGREEMENT, A COPY OF WHICH IS AVAILABLE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO HORNE INTERNATIONAL, INC., AT ITS PRINCIPAL PLACE OF BUSINESS.

4.7 No General Solicitation. Such Purchaser acknowledges that the New Securities were not offered to such Purchaser by means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

4.8 Absence of Conflicts. Such Purchaser’s execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not: (a) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets, properties or business of such Purchaser under, any of the terms, conditions or provisions of (i) its certificate/articles of formation or organization or any of its other formation or organizational documents, if applicable, or (ii) any material contract to which it is a party; or (b) violate any judgment, ruling, order, writ, injunction, award, decree, or any law or regulation of any Governmental Authority which is applicable to such Purchaser or any of its assets, properties or businesses, which violation would have a material adverse effect.

4.9 Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Purchaser.

4.10 Sufficient Funds. Such Purchaser has sufficient cash available as and when needed to consummate the Transactions and pay such Purchaser’s Note Purchase Price and Stock Purchase Price, as well as make any other payments or fulfilled any other obligations required in connection with the transactions contemplated under this Agreement.

4.11 Investigation by Purchaser. Such Purchaser acknowledges that, except for the representations and warranties of Company contained in Section 3 of this Agreement, the Company Disclosure Documents or in any other Transaction Document or schedules thereto, none of the Company, its Subsidiaries, or any of their directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes or shall be deemed to have made any representation or warranty, either express or implied. With respect to any estimate, projection, budget or forecast delivered by or on behalf of the Company, such Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections, budgets and forecasts, and (ii) such Purchaser is aware that actual results may differ materially.

5. Conditions of the Parties at Closing.

5.1 Conditions of Purchasers’ Obligations at Closing. The obligations of each Purchaser under Section 1.1 of this Agreement are subject to the satisfaction by the Company on or before the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing except where the failure to be true and correct does not result in a Company Material Adverse Effect (except where such representation is made as of a specific date, it shall be true and correct as of such date except where the failure to be true and correct does not result in a Company Material Adverse Effect).

(b) Performance. The Company shall have performed and complied with all materials covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) No Default. No Event of Default shall have occurred and be continuing.

(d) No Material Adverse Effect; Compliance Certificate. No Company Material Adverse Effect shall have occurred between the date hereof and the Closing Date and the President and/or Chief Executive Officer of the Company shall deliver to Purchaser at the Closing a certificate stating that the conditions specified in Sections 5.1(a), (b) and (c) have been fulfilled.

(e) Consents and Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing and the purchase and payment of the Securities to be purchased by the Purchasers at the Closing on the terms and conditions as provided herein shall not violate any applicable law.

(f) Note and Warrant. The Company shall deliver to each Purchaser its respective Note and Warrant, if any.

(g) Shares. The Company shall deliver to each Purchaser a certificate representing that number of Shares as set forth opposite such Purchaser’s name under the heading “Number of Shares” on Schedule I hereto.

(h) Good Standing. The Company shall have delivered to the Purchasers a certificate of good standing from Secretary of State of the State of Delaware, dated as of a date no earlier than January 7, 2008.

(i) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate executed by its Secretary certifying that attached are (i) a true and correct copies of the Company Certificate and the Company Bylaws, (ii) board resolutions authorizing the transactions contemplated by this Agreement and the Transaction Documents, and (iii) incumbency matters.

(j) Fairness Opinion. The Company shall have delivered to the Purchaser a copy of the fairness opinion rendered by the Company Financial Advisor, to the effect that, as of the date of such opinion, the Transactions are fair, from a financial point of view, to the Company’s stockholders

(k) Amata. All of the conditions set forth on Schedule 5.1 shall have been met (or met simultaneously herewith), and Company is simultaneously closing its acquisition of the stock of Amata at the time of Closing.

5.2 Conditions of Company’s Obligations at Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Purchasers on or before the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b) Performance. The Purchasers shall have performed and complied with all covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) Consents and Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing and the purchase and payment of the Securities to be purchased by the Purchasers at the Closing on the terms and conditions as provided herein shall not violate any applicable law.

(d) Purchase Price. The Purchasers shall have delivered to the Company the Note Purchase Price and the Stock Purchase Price.

(e) Voting Agreement. Each Purchaser other than Trevor D. Foster shall deliver to the Company an executed copy of the Voting Agreement signed by such Purchaser in the form attached hereto as Exhibit C.

(f) Amata. All of the conditions set forth on Schedule 5.1 shall have been met (or met simultaneously herewith), and Company is simultaneously closing its acquisition of the stock of Amata at the time of Closing.

6. Events of Default and Remedies.

6.1 Events of Default. An “Event of Default” shall mean the occurrence or existence of one or more of the following events or conditions:

(a) The Company shall fail to pay when due one or more principal payments as required under the Note; provided, however, that for the avoidance of doubt, any payment which may be delayed or is not due pursuant to the terms of the Note shall not constitute an Event of Default.

(b) The Company shall fail to pay when due one or more interest payments as required under the Note, and such failure shall have continued for a period of five Business Days following receipt of notice from Purchaser; provided, however, that for the avoidance of doubt, any accrual of interest permitted under the Note (in lieu of payment thereof) shall not constitute an Event of Default.

(c) Any representation or warranty of the Company contained in Section 3 shall prove to have been inaccurate in any material respect as of the time when made and such inaccuracy has resulted in or caused a Company Material Adverse Effect.

(d) The Company shall default in the performance or observance in any material respect of any covenant or agreement contained in Sections 7.1 through 7.7 and Section 8 of this Agreement and such default shall have continued for a period of 30 days following notice from the Purchaser.

(e) The occurrence of any default, event or condition (i) by which the Senior Lender causes all or any part of the Senior Credit Facility to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or a failure to pay all or any part of the Senior Indebtedness at its stated maturity and (ii) which has not been waived by the Senior Lender within 180 days of the occurrence thereof.

(f) One or more judgments for the payment of money shall have been entered against any the Company, which judgment or judgments exceed $250,000 in the aggregate, and such judgment or judgments shall have remained unpaid, unvacated, undischarged, unbonded or unstayed for a period of 30 consecutive days.

(g) A proceeding shall have been instituted in respect of the Company:

(i) seeking a declaration or entailing a finding that the Company is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Company, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

(ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for the Company or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

(h) The Company shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(g)(i), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(g)(ii), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

6.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder:

(a) the Majority Purchasers may declare the entire unpaid Note Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Company;

(b) upon the occurrence of any Event of Default specified in Section 6.1(g), above, and notwithstanding the lack of any declaration by the Majority Purchasers under preceding clause, the entire unpaid Note Indebtedness, shall become automatically and immediately due and payable; and

(c) the Majority Purchasers may (subject to the terms hereof), exercise any remedy permitted by this Agreement or the Transaction Documents or at law or in equity.

6.3 Waiver of Defaults. No Event of Default shall be waived by a Purchaser except in a writing signed by such Purchaser in accordance with Section 11.7 hereof. No waiver of any Event of Default shall extend to any other or further Event of Default. The Company expressly agrees that this Section and Section 11.10 may not be waived or modified by a Purchaser by course of performance, estoppel or otherwise.

7. Affirmative Covenants. The Company covenants and agrees that it will, until the final payment in full or conversion in full of the Note Indebtedness, comply with each of the following covenants.

7.1 Certain Reports and Information. The Company shall deliver to the Purchasers, within 30 days of issuance, all accountants’ management letters (including a management letter stamped “draft”) pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Company).

7.2 Further Information; Further Assurances. The Company will, with reasonable promptness, provide to the Purchasers such additional information, reports and statements respecting its business, operations, properties and financial condition and respecting its Affiliates and investments, that the Company prepares for the Senior Lender (or otherwise prepares in the ordinary course of business) and that Purchasers may from time to time reasonably request.

7.3 Notice of Certain Events. Promptly upon becoming aware of any of the following, the Company shall give the Purchasers notice thereof, together with a written statement of an executive officer of the Company setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Company:

(a) Any Event of Default.

(b) Any pending action, suit, proceeding or investigation (other than in the ordinary course of business) by or before any Governmental Authority against or affecting the Company to a materially adverse extent.

7.4 Visitation; Verification. The Company shall permit such Persons as the Purchasers may designate from time to time to visit and inspect any of the properties of the Company to examine their respective books and records and take copies and extracts therefrom and to discuss their affairs with their directors, officers, employees and independent accountants at such times and as often as the Purchasers may reasonably request; provided that prior to the occurrence and continuation of an Event of Default, (a) any such Person shall provide at least three (3) Business Days’ prior advance notice to the Company of its intention to visit or inspect any of the properties of the Company; and (b) all such visits or inspections shall be conducted during the normal business hours of the Company and without undue interference with the conduct of the Company’s business. Following and during the continuation of an Event of Default, the Company shall reimburse the Purchasers for reasonable costs and expenses of for up to three (3) inspections in any calendar year in which the Event of Default occurred; for all other times all such visits or inspections shall be at the sole cost and expense of the Purchaser.

7.5 Insurance. The Company shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, workers’ compensation, casualties and contingencies and of such types and in such amounts as are consistent with the Company’s past practices but modified as reasonably appropriate to adjust to the Company’s then-current circumstances.

7.6 Payment of Taxes and Other Potential Charges and Priority Claims. The Company shall pay or discharge:

(a) on or prior to the date on which material penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

(b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a material Lien upon any such property; and

(c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of Purchasers in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

(d) provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced it need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

7.7 Preservation of Corporate Status. The Company shall maintain its status as a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and to be duly qualified to do business as a foreign entity and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary.

7.8 Governmental Approvals and Filings. The Company shall keep and maintain in full force and effect all Company Permits necessary in connection with or to facilitate the execution and delivery of this Agreement or any other Transaction Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

7.9 Registration Statement.

(a) Subject to receipt of necessary information from the Purchasers, including completion of a questionnaire customary in form and substance for such purpose, the Company will, in no event later than six months following the Closing Date, prepare and file with the SEC a registration statement on Form S-3 (or, if the Company is ineligible to utilize such form, on Form S-1)  (the “Resale Registration Statement”) to permit a public offering and resale of the Conversion Shares under the Securities Act on a continuous basis under Rule 415 under the Securities Act. The Company acknowledges that the plan of distribution contemplated by such Resale Registration Statement may include offers and sales through underwriters or agents, offers and sales directly to investors, block trades and such other methods of offer and sale as a Purchaser may request. The Company will use reasonable commercial efforts to cause the Resale Registration Statement to be declared effective by the SEC within nine months following the Closing Date. The Company will use reasonable commercial efforts to cause such Resale Registration Statement to remain effective for at least two (2) years.

(b) The Company shall not be required to affect more than one registration pursuant to the first sentence of Section 7.9(a).

(c) The expenses of the registration pursuant to this Section 7.9 shall be paid by the Company.

(d) The Company may delay the filing or effectiveness of any Resale  Registration  Statement for a period of up to 120 days following the date on which the Resale Registration Statement is due to be filed in accordance with Section 7.9(a) or is eligible to become effective under the Securities Act, as the case may be, if at such time: (i) the Company is engaged, or has fixed plans to engage within 60 days of such time, in a firm commitment underwritten public offering, or (ii) the Company furnishes to the Purchasers a certificate signed by a senior executive officer of the Company stating that the Company is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, is a material non-public event which would be adversely affected by the registration to the material detriment of the Company; provided, however, that the Purchaser may not utilize the right set forth in this Section 7.9(d) more than once in any 12-month period.

8. Negative Covenants. The Company covenants and agrees, until the final payment in full or conversion in full of the Note Indebtedness without the prior written consent of Majority Purchasers, such consent not to be unreasonably withheld, to comply with the covenants set forth below:

8.1 Change of Operations. The Company shall not change the general character of its business as conducted on the date hereof or as presently proposed to be conducted, or engage in any type of business not directly related to such business as presently and normally conducted or as presently proposed to be conducted.

8.2 Indebtedness and Guaranty Obligations. The Company shall not create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligations, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a) Senior Indebtedness;

(b) Indebtedness of the Company existing on the date hereof (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing before such extension, renewal or refinancing);

(c) Purchase money Indebtedness (including Capitalized Leases) hereafter incurred by the Company to finance the purchase of fixed assets provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the assets(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(d) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(e) To the extent not mentioned above, accruals and accounts payable in the ordinary course of business not for borrowed money;

(f) Intercompany Debt;

(g) Note Indebtedness;

(h) Indebtedness incurred in connection with an acquisition approved by Company’s Board of Directors; and

(i) Any other Indebtedness that in the aggregate does not exceed $3,000,000.

9. Indemnification.

9.1 General Indemnification; Survival. (a) The Company shall indemnify, defend and hold each Purchaser, its affiliates and their respective officers, directors, partners (general and limited), employees, agents, attorneys successors and assigns (each a “Purchaser Entity”) harmless from and against all Losses incurred or suffered by a Purchaser Entity as a result of the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any of the other Transaction Documents. Each Purchaser, severally, and not jointly, shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, attorneys, successors and assigns (each a “Company Entity”) harmless against all Losses as a result of the breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or any of the other Transaction Documents.

(b) The representations and warranties of the Company and Purchaser contained in or made pursuant to this Agreement (other than those made in Sections 3.1, 3.3, 3.4, 3.10, 3.11, 3.19, 4.1 and 4.5) and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing until the one year anniversary of the Closing and the representations and warranties of the Company made in Sections 3.1, 3.3, 3.4, 3.10, 3.11, 3.19, 4.1 and 4.5 shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing until the three year anniversary of the Closing, and, in each case, such representations and warranties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

(c) Except as set forth in the next sentence, the remedies provided for in this Section 9 in connection with any claim of breach of representation or warranty (but not in connection with a breach of covenant or obligation) shall be the sole and exclusive remedies of the parties hereto and their Affiliates and their respective shareholders, trustees, officers, directors, employees, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation, warranty or covenant contained in this Agreement. The foregoing shall not limit any party’s rights related to claims of fraud or willful misconduct or to seek equitable remedies (which may be enforced without the posting of a bond or other security).

9.2 Losses. For purposes of this Section 9, “Losses” shall mean each and all of the following items: actual damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts). Any payment (or deemed payment) by the Company to a Purchaser pursuant to this Section 9 shall be treated for federal income tax purposes as an adjustment to the price paid by such Purchaser for its Securities pursuant to this Agreement. Each Purchaser and the Company hereby agrees that Losses shall not include punitive, consequential or diminution of value damages except (a) if they are awarded in a judgment in connection with a third party action or proceeding or (b) to the extent that such Losses are the result of the willful misconduct or fraud of the party from whom the indemnification is being sought (the “Indemnifying Party”).

9.3 Claim Notice; Right to Defend. A party seeking indemnification (the “Indemnified Party”) under this Section 9 shall promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the Indemnifying Party a claim notice relating to such Loss (a “Claim Notice”). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the Indemnifying Party unless such failure materially and adversely prejudices the Indemnifying Party. If such Loss relates to the commencement of any action or proceeding by a third party, the Indemnified Party shall give a Claim Notice to the Indemnifying Party regarding such action or proceeding and the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After the delivery of notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such action or proceeding, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the Indemnifying Party has not assumed the defense thereof within 20 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

9.4 Limitations on Indemnification.

(a) Neither Company nor any Purchaser shall have any indemnification payment obligations with respect to Losses related to breaches of representations or warranties in excess of $1,000,000 in the aggregate.

(b) Any claim by a Purchaser for Losses related to breaches of representations, warranties or covenants (excluding obligations under the terms of the Notes) shall be limited to the amount of Losses multiplied by a fraction, the numerator of which is the number of Shares then owned by the Purchaser and the denominator of which is the number of shares of Common Stock then outstanding.

9.5 Subrogation. Upon making an indemnity payment pursuant to this Agreement, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third Person in respect of the Losses to which the payment related. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

9.6 No Double Recovery; Use of Insurance. Notwithstanding anything herein to the contrary, neither Company nor any Purchaser shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or any Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement or any other Transaction Document. Furthermore, in the event any Losses related to a claim by an Indemnified Party are covered by insurance, the Indemnified Party agrees to use commercially reasonable efforts to seek recovery under such insurance and the Indemnified Party shall refund to the Indemnifying Party amounts of insurance actually received up to the amount of indemnification payments actually received with respect to such Losses to the extent the Indemnified Party recovers from the insurance.

9.7 Mitigation. The Company and each Purchaser agree to use reasonable efforts to mitigate any Loss which forms the basis of a claim under this Section 9.

10. Certain Definitions. For the purposes of this Agreement the following terms will have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to it in the preliminary paragraph.

“Amata” means Amata, Inc., a Colorado corporation.

“Average Trading Stock Price” means, for any period of twenty (20) consecutive Trading Days, the sum of the closing price for the Common Stock for each such Trading Day divided by twenty (20).

“Balance Sheet Date” shall have the meaning ascribed to it in Section 3.7.

“Benefit Plans” shall have the meaning ascribed to it in Section 3.10.

“Business Day” means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Virginia or any other day on which banking institutions are authorized to close in Commonwealth of Virginia.

“Capital Lease” means any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time.

“Capital Lease Obligations” means the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capital Lease.

“Claim Notice” shall have the meaning ascribed to it in Section 9.3.

“Closing” shall have the meaning ascribed to it in Section 1.3.

“Closing Date” shall have the meaning ascribed to it in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning ascribed to it in the recitals.

“Common Stock Rights” shall have the meaning ascribed to it in Section 3.2.

“Company” shall have the meaning ascribed to it in the preliminary paragraph.

“Company Agreements” shall have the meaning ascribed to it in Section 3.5

“Company Bylaws” means the Company’s Amended and Restated Bylaws.

“Company Certificate” means the Company’s Certificate of Incorporation, as amended.

“Company Collective Bargaining Agreement” shall have the meaning ascribed to it in Section 3.15.

“Company Disclosure Documents” means the Company SEC Documents and the Company Disclosure Schedule.

“Company Disclosure Schedule” shall have the meaning ascribed to it in Section 3.

“Company Entity” shall have the meaning ascribed to it in Section 9.1.

“Company Financial Adviser” shall have the meaning ascribed to it in Section 3.17.

“Company Governing Documents” means the Company Certificate and the Company Bylaws.

“Company Material Adverse Effect” means any change, effect, development, circumstance, condition or worsening thereof (an “Effect”) that, individually or when taken together will all other Effects that exist at the date of determination, has or is reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that no Effects resulting from, relating to or arising out of the following shall be deemed to be or constitute or give rise to a Company Material Adverse Effect, and no Effects resulting from, relating to or arising out of the following shall be taken into account when determining whether a Company Material Adverse Effect has occurred or is reasonably likely to exist (i) conditions (or changes therein) in any industry or industries in which the Company operates to the extent that such Effects do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other companies of comparable size to the Company operating in such industry or industries as the Company, (ii) changes in general economic conditions in the United States, in any country in which the Company conducts business or in the global economy as a whole, to the extent such Effects do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other companies of comparable size to the Company operating in such industry or industries as the Company, (iii) any generally applicable change in law, rule or regulation or GAAP or interpretation of any of the foregoing to the extent that such Effects do not have a materially disproportionate effect on the Company relative to other companies of comparable size to the Company operating in such industry or industries, (iv) Effects arising out of acts of terrorism, war, weather conditions or other force majeure events, (v) Effects primarily related to the announcement of the execution of this Agreement or the pendency of the transactions contemplated hereby, including the loss or departure of officers or other employees of the Company, or the termination, reduction (or potential reduction) or any other negative development (or potential negative development) in the Company’s relationships with any of its customers, suppliers, distributors or other business partners, (vi) compliance with the terms of, or the taking of any action required by, this Agreement, or the failure to take any action prohibited by this Agreement, (vii) any actions taken, or failure to take action, to which a Purchaser has expressly consented or requested, (viii) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (ix) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account) and (x) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby.

“Company Material Contract” means any Company Agreement (i) any of the benefits to any party of which will be increased, or the vesting of the benefits to any party of which will be accelerated, by the occurrence of any of the Transactions or (ii) which, as of the date hereof, (A) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (B) involves aggregate expenditures in excess of $250,000 for the 12 month period ended September 30, 2007, (C) that contains any non-compete or exclusivity provisions materially limiting the Company from pursuing any line of business or limiting the geographic area in which the Company may operate, or (D) which would prohibit or materially delay the consummation of the Transactions.

“Company Option” means each issued and outstanding option to purchase Company capital stock under the Company’s stock option plans or otherwise.

“Company Permits” shall have the meaning ascribed to it in Section 3.16.

“Company Products” means products distributed and services performed by Company.

“Company Property” means any real property, plant, building or facility and improvements, now or heretofore, owned, leased or operated by the Company or its predecessors.

“Company SEC Documents” shall have the meaning ascribed to it in Section 3.6.

“Company Stock Plans” mean collectively the Horne International, Inc. Amended and Restated 2004 Non-Statutory Stock Option Plan, and each other stock option, stock appreciation rights or other equity incentive plan maintained or assumed by the Company.

“Company Warrant” means each issued and outstanding warrant option to purchase Company capital stock.

“Controlled Group Member” shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Conversion Shares” means the shares of Common Stock issuable or issued upon conversion of the Notes or exercise of the Warrants.

“DGCL” means the Delaware General Corporation Law.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law, including (A) any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings by Governmental Entities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings by any third party against the Company seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury to the environment or as a result of exposure to Hazardous Materials of the Company.

“Environmental Law” means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law and any judicial or administrative interpretation thereof binding on the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, Hazardous Materials, or exposure of any Person to Hazardous Materials including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. sec. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq.; the Clean Air Act, 42 U.S.C. sec. 7401 et seq.; Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. sec. 5101 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq.

“Equity Interests” shall have the meaning ascribed to it in Section 3.2.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code.

“Event of Default” shall have the meaning ascribed to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” shall have the meaning ascribed to it in Section 3.6.

“GAAP” shall have the meaning ascribed to it in Section 3.6.

“Governmental Entity” shall have the meaning ascribed to it in Section 3.5

“Guaranty Obligations” shall mean with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collections) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be in amount equal to the outstanding principal amount of the Indebtedness in respect of which Guaranty Obligation is made.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos that is friable, polychlorinated biphenyls and radon gas and (ii) any chemicals, materials or substances regulated or defined under any applicable Environmental Law.

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Indebtedness” of a Person shall mean:

(a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person (other than trade payables and accrued liabilities in the ordinary course);

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c) all obligations of such Person for the deferred purchase price of property or services;

(d) all obligations secured by a Lien on property owned by such Person, whether or not assumed (except inchoate Liens securing obligations not yet due and payable); and all Capital Lease Obligations or obligations under Synthetic Leases (without regard to any limitation on the rights and remedies of the holder of such Lien or the lessor under such Capital Lease or Synthetic Lease to repossession or sale of such property);

(e) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other payment or monetary indemnification obligations of such Person associated with such letters of credit or draws thereon;

(f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

(g) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

“Indemnified Party” shall have the meaning ascribed to it in Section 9.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 9.2.

“Intellectual Property” shall mean any or all of the following which may be owned as a matter of law: (i) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (ii) business, technical and know-how information, non-public information, and confidential information, including databases and data collections; (iii) works of authorship (including computer programs, source code, object code, whether embodied in software, firmware or otherwise), architecture, documentation, files, records, schematics, verilog files, netlists, emulation and simulation reports, test vectors and hardware development tools; (iv) URLs and domain names; and (v) any similar or equivalent property of any of the foregoing (as applicable).

“Intellectual Property Rights” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated (“Copyrights”); (iii) industrial designs and any registrations and applications therefor; (iv) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (“Trademarks”); (v) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person; including databases and data collections and all rights therein (“Trade Secrets”); and (vi) any similar or equivalent rights to any of the foregoing (as applicable).

“Intercompany Debt” shall mean any indebtedness owing by the Company to one of its Subsidiaries or by a Subsidiary to the Company.

“knowledge” shall mean the actual knowledge of any executive officer of any Purchaser or the Company, as the case may be; provided, however, that if the Purchaser is a natural person, it shall mean such Purchaser’s actual knowledge.

“Legal Proceeding” shall have the meaning ascribed to it in Section 3.9.

“Licensed Company IP” means all Intellectual Property and Intellectual Property Rights that are licensed to the Company by third parties and material to the conduct of the business of the Company.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Losses” shall have the meaning ascribed to it in Section 9.2.

“Majority Purchasers” shall mean the Purchasers owning Notes, the original Note Purchase Price of which constitutes a majority of the aggregate Note Purchase Price paid by all of the Purchasers for all of the then outstanding Notes.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any Controlled Group Member has or had an obligation to contribute.

“New Securities” shall have the meaning ascribed to it in Section 4.2.

“Note” shall have the meaning ascribed to it in the recitals.

“Note Indebtedness” means without duplication principal, interest, fees, expenses and other charges related to the Notes and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

“Note Purchase Price” shall have the meaning ascribed to it in Section 1.1.

“Owned Company IP” means shall mean all Intellectual Property and Intellectual Property Rights that are owned or purported to be owned by the Company and material to the conduct of the business of the Company.

“PBGC” means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

“Pension-Related Event” means any of the following events or conditions:

(a) Any successful action is taken by any Person (i) to terminate, or which is expected to result in the termination of, a Benefit Plan, either pursuant to its terms or by operation of law (including any amendment of a Benefit Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Benefit Plan pursuant to Section 4042 of ERISA;

(b) The PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Benefit Plan, that a Benefit Plan should be terminated, or that a trustee should be appointed for a Benefit Plan;

(c) Any action occurs or is taken which would reasonably be expected to result in the Company or any Controlled Group Member becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including seller liability incurred under Section 4204(a)(2) of ERISA), or the Company or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability;

(d) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Benefit Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Company or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Benefit Plan, or (iii) the Company or any Controlled Group Member fails to pay the PBGC premium with respect to a Benefit Plan when due and it remains unpaid for more than 30 days thereafter; or

(e) There occurs any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving a Benefit Plan.

“Permitted Liens” shall have the meaning ascribed to it in Section 3.13.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” shall have the meaning ascribed to it in Section 3.2.

“Purchaser” shall have the meaning ascribed to it in the preliminary paragraph.

“Purchaser Entity” shall have the meaning ascribed to it in Section 9.1.

“Registered IP” means all Intellectual Property that is registered, filed, or issued under the authority of any Governmental Entity, including all Patents, registered Copyrights, registered Trademarks, domain names and URLs, and all applications for any of the foregoing.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, migrating, emptying or seeping into or upon any land or water or air, or otherwise entering into the environment.

“Representative” means, as to any Person, such Person’s Affiliates and its and their directors, officers, employees, agents, advisors (including financial advisors, counsel and accountants) and direct and indirect controlling persons.

“Resale Registration Statement” shall have the meaning ascribed to it in Section 7.9.

“Restricted Stock” means each share of Common Stock subject to restrictions and forfeiture granted pursuant to the Company Stock Plans.

“Sarbanes Oxley Act” shall have the meaning ascribed to it in Section 3.6.

“SEC” means the Securities and Exchange Commission.

“Securities” shall have the meaning ascribed to it in Section 1.3.

“Securities Act” shall have the meaning ascribed to it in Section 3.6.

"Senior Credit Facility” shall mean, at any time, the credit facility evidencing Senior Indebtedness.

“Senior Indebtedness” means any Indebtedness and obligations under a secured credit facility, so long as the amount of the unpaid principal of all such Senior Indebtedness either (a) does not exceed Three Million Dollars ($3,000,000) or (b) has been authorized by the board of directors of Company. Company may designate substitute or additional credit facilities as “Senior Indebtedness”, so long as the unpaid principal amount of all such Senior Indebtedness has either been authorized by the board of directors of Company or does not collectively exceed Three Million Dollars ($3,000,000).

“Senior Lender” means each holder of Senior Indebtedness.

“Shares” shall have the meaning ascribed to it in the recitals.

“Stock Purchase Price” shall have the meaning ascribed to it in Section 1.1.

“Subsidiary(ies)” shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company’s Subsidiary(ies).

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where the transaction is considered Indebtedness for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, report, certificate, form or similar statement or document or other communication required or permitted to be supplied to, or filed with, a Governmental Entity in connection with the determination, assessment or collection of any Tax or the administration of any laws relating to any Tax including any amendments thereto.

“Trading Day” means a day upon which Common Stock of Company is available for trading on the Over-The-Counter Bulletin Board.

“Transaction Documents” means, collectively, this Agreement and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

“Voting Debt” shall have the meaning ascribed to it in Section 3.2.

“Warrant” shall have the meaning ascribed to it in the recitals.

11. Miscellaneous.

11.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.4 Titles and Subtitles. The table of contents and headings and subheadings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, delivered by UPS or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to a Purchaser, to such Purchaser’s address set forth on Schedule I hereto, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing, with a copy to Cooley Godward Kronish, LLP, 101 California Street, 5th Floor, San Francisco, California 94111, Attention: Mischi a Marca, facsimile number (415) 693-2222; or

(b) if to the Company, to Horne International, Inc., 2677 Prosperity Avenue, Suite 300, Fairfax, Virginia 22031, Attention: Chief Executive Officer, facsimile number (703) 641-0440, or at such other address or facsimile number as the Company shall have furnished in writing to the Purchasers, with a copy to Holland and Knight LLP, 1600 Tysons Blvd. Suite 700, McLean, Virginia 22102, Attention: William J. Mutryn, facsimile number (703) 720-8610.

All such communications shall be deemed to have been duly given: (i) in the case of a notice delivered by hand, when personally delivered, (ii) in the case of a notice sent by facsimile, upon transmission subject to telephone and automated confirmation of receipt, and (iii) in the case of a notice sent by overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

11.6 Expenses. Concurrent with the Closing, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby and shall reimburse Evan Auld-Susott, on behalf of all of the Purchasers, for the reasonable out-of-pocket expenses (including legal fees and disbursements paid to counsel to the Purchasers), which Evan Auld-Susott has incurred with respect to the negotiation, execution, delivery and performance of this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby in an amount not exceeding $25,000.

11.7 Amendments and Waivers.

(a) Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented in any and all respects only by written agreement signed by all of the parties hereto.

(b) At any time and from time to time prior to the Closing, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

11.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

11.9 Entire Agreement. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and the other Transaction Documents and acknowledges that it has not executed in this Agreement and the other Transaction Documents in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that this Agreement and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement and the other Transaction Documents.

11.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11.11 Facsimile Signatures. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

11.12 Other Remedies. Except as set forth in Section 9, in addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents. Except as set forth in Section 9, no right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

11.13 Further Assurances. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

11.14 Exchanges; Lost, Stolen or Mutilated Stock Certificates, Notes and Warrants. Upon surrender by any Purchaser to the Company of any stock certificate, Note, or Warrant, the Company at its expense shall issue in exchange therefor, and deliver to such Purchaser, a replacement stock certificate, Note, or Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any stock certificate, Note, or Warrant and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such stock certificate, Note, or Warrant, the Company at its expense shall issue and deliver to such Purchaser a new stock certificate, Note, or Warrant of like tenor, in lieu of such lost, stolen or mutilated stock certificate, Note, or Warrant.

11.15 Confidentiality. Each Purchaser agrees that it will not disclose without the prior written consent of the Company (other than to its employees, Affiliates, or auditors or counsel who have a legitimate need to receive such information) any information with respect to the Company and its Subsidiaries, which is furnished to a Purchaser in such Purchaser’s capacity as an investor in the Company pursuant to this Agreement or any of the Transaction Documents; provided, that any Purchaser may disclose such information (a) as has generally become available to the public or has been lawfully obtained by such Purchaser from any third party under no duty of confidentiality to the Company, (b) as may be required in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Purchaser, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), (c) as may be required in respect to any summons or subpoena or in connection with any litigation or arbitration (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), (d) in order to comply with any law, order regulation or ruling applicable to such Purchaser (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Securities (so long as the permitted transferee agrees to a confidentiality agreement in a form reasonably acceptable to the Company). If the transactions contemplated hereby are not consummated for any reason, each Purchaser shall return to the Company, without retaining any copies thereof, any schedules, documents or other written information obtained from the Company in connection with this Agreement and the transactions contemplated hereby and shall cause all of its representatives to whom it may have disclosed such information to do the same.

11.16 Termination. This Agreement may be terminated at any time prior to the Closing by mutual agreement of the Company and each Purchaser set forth in writing. Each provision hereof expressly stated to survive the termination, shall survive the termination of this Agreement.

11.17 Transferability . A Purchaser may transfer its Shares and the shares of Common Stock issuable upon exercise of its Warrant and conversion of its Note, and the rights and obligations attached thereto, so long as any such transfer(s) comply with applicable securities laws. At any time that is at least one year after the Closing, a Purchaser may transfer its Note and its Warrant, so long as any such transfer(s) comply with applicable securities laws. Notwithstanding anything to the contrary, each Purchaser agrees not to transfer of all or any portion of its Shares, Note, Warrant, or the shares of Common Stock issuable upon conversion of any Note or the exercise of any Warrant unless and until (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b)(i) the transferee has agreed in writing to be bound by the terms of this Agreement, the Purchaser has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Purchaser has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

11.18 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.19 Manipulation of Stock Price. Each Purchaser agrees that neither it nor any of its Affiliates shall intentionally or recklessly take any action, including but not limited to conducting any trading activities in the Common Stock of the Company, to prevent the Average Trading Stock Price from being equal to or greater than One and 20/1000 Dollars ($1.20).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT as of the date first above written.

Company:

HORNE INTERNATIONAL, INC.

By:
Darryl K. Horne
Chairman, President & Chief Executive Officer

Purchasers:

THE SUSOTT FAMILY LIMITED PARTNERSHIP

By:

Evan Auld-Susott, General Partner

EVAN AULD-SUSOTT

TREVOR O. FOSTER

SCHEDULE I

PURCHASERS

	Principal Amount
	and Purchase Price		Number of Warrant
Purchaser Name	of Note	Number of Shares	Shares	Stock Purchase Price
Evan Auld-Susott 4267 Marina City Dr. #1106 Marina Del Rey, California 90292 Facsimile number:
( ) —	$0	1,250,000	0	$500,000
The Susott Family Limited Partnership Evan Auld-Susott, General Partner 4267 Marina City Dr #1106 Marina Del Rey, California 90292 Facsimile number:
( ) —	$1,000,000	0	250,000	$0
Trevor O. Foster P.O. Box 450 Hickman, California 95323 Facsimile number:
( ) —	$1,000,000	1,250,000	250,000	$500,000

SCHEDULE 5.1

The obligations of Purchasers and Company to close the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or prior to the Closing Date or waiver by Purchasers and Company (capitalized terms used below and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement (“SPA”) dated as of January 17, 2008, by and among Company, Amata, Shawn F. Wurtsmith and Robert L. Cheney):

1. Representations and Warranties. The representations and warranties of Amata and the Sellers to Company contained in the SPA (and in any certificates delivered by Amata and Sellers pursuant to the SPA) will be true and correct as of the Closing Date (taking into account any updates to Disclosure Schedules permitted by Section 5.14 of the SPA).

2. Compliance with Covenants. All of the covenants to be complied with and performed by Amata and the Sellers on or before the Closing Date shall have been duly complied with and performed.

3. PTP Receivable. Amata shall have received cash payment in full of the outstanding PTP receivable in the amount of $2,395,000, and Company shall have verified to its satisfaction the receipt of such account(s) receivable.

4. Closing Documents to be Delivered by Amata and Sellers. On the Closing Date, Amata and Sellers shall deliver to Company:

(a) certificates representing the Amata common stock, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of Amata;

(b) the stock book, stock ledger, minute book and corporate seal of Amata;

(c) copies of resolutions of Amata’s board of directors and stockholders authorizing the execution, delivery and performance of the SPA and the transactions contemplated thereby, and of Amata’s Articles of Incorporation and Bylaws, as amended, all as certified by Amata’s corporate secretary;

(d) the consents, Permits, waivers, approvals and notices contemplated by Sections 6.5 and 6.6 of the SPA;

(e) a cross-receipt executed by each Seller, in a form reasonably satisfactory to Company and Sellers;

(f) an IRS Form W-9, completed by each Seller, in a form reasonably satisfactory to Company;

(g) certificates from the State of Colorado and from each jurisdiction where Amata is qualified to do business as a foreign corporation, dated no earlier than fifteen (15) days prior to the Closing Date, as to the good standing of Amata in such jurisdictions;

(h) an affidavit of non-foreign status of each of Sellers dated as of the Closing Date in form and substance required under Section 1445 of the Code and the Regulations thereunder such that Company is exempt from withholding any portion of the Purchase Price;

(i) amendments to each of the Key Employee Employment Agreements referenced in Section 6.7 of the SPA, executed by Amata and each Key Employee;

(j) the Seller Non-Competition, Non-Solicitation and Non-Disclosure Agreements referenced in Section 6.8 of the SPA, executed by each Seller;

(k) the Seller Employment Agreements referenced in Section 6.9 of the SPA, executed by each Seller;

(l) the Stockholders Voting Agreement referenced in Section 6.10 of the SPA executed by the Sellers;

(m) the amendments or replacements of the Consulting Contracts referenced in Section 6.12 of the SPA;

(n) evidence of assignment of the ECSI obligations and liabilities referenced in Section 6.13 of the SPA;

(o) the resignations effective immediately upon the Closing of each of the directors and officers of Amata contemplated by Section 6.14 of the SPA;

(p) evidence of the cancellation of indebtedness of the Amata to the Sellers referenced in Section 6.15 of the SPA;

(q) an opinion from counsel to Amata and Sellers, addressed to Company and its successors, and dated as of the Closing Date, in the form attached as Exhibit F to the SPA; and

(r) a certificate executed by Amata and each Seller attesting that Amata and each Seller has complied with all conditions set forth in Section 6 of the SPA, in form and substance reasonably satisfactory to the Company.TABLE OF CONTENTS

Exhibit & Schedules List

Exhibit A Exhibit B Exhibit C	- - -	Form of Note Form of Warrant Voting Agreement

Schedule I
Schedule 5.1
Company Disclosure Schedule

SUBORDINATED NOTE AND COMMON STOCK PURCHASE AGREEMENT

Between

HORNE INTERNATIONAL, INC.

and

THE PURCHASERS NAMED THEREIN

Dated January 18, 2008